EXHIBIT 99.1
ENDOCARE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
     The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of Endocare, Inc. and its subsidiaries (“Endocare”), adjusted to give effect to the following transaction:
     (1) Endocare’s sale of the stock of its wholly owned subsidiary, Timm Medical Technologies, Inc. (“Timm”) to Plethora Solutions Holdings plc (“Plethora”), a company listed on the London Stock Exchange.
     On January 13, 2006, Endocare entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), and on February 10, 2006, Endocare completed the sale of Timm. Plethora agreed to pay Endocare $9,500,000, payable as follows:
•	$8,075,000 in cash, which was paid on February 10, 2006; and
•	$1,425,000 by means of a secured convertible promissory note (the “Note”) due and payable in full, together with all accrued interest, on the date 24 months or, under certain circumstances, 15 months following the closing date of the transaction, bearing interest at 5% per annum.
     The Unaudited Pro Forma Condensed Consolidated Statements of Operations Information for the years ended December 31, 2002, 2003 and 2004 and the nine months ended September 30, 2005 give effect to the above transaction as if it had occurred as of January 1, 2002. The Unaudited Pro Forma Condensed Consolidated Balance Sheet Information as of September 30, 2005 gives effect to the transaction as if it had been completed as of September 30, 2005. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.
     The pro forma financial information does not purport to represent what the Endocare’s results of operations or financial condition would actually have been had these transactions in fact occurred on such dates or to project Endocare’s results of operations or financial condition for any future date or period. The pro forma financial information should be read in conjunction with the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Endocare’s most recent annual report on Form 10-K and quarterly report on Form 10-Q.

ENDOCARE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION
YEAR ENDED DECEMBER 31, 2002
(In thousands, except per share data)

		Pro Forma
		Adjustments
	Historical	for Sale		Pro Forma
Total revenues	$30,916	$(13,015	)(1)	$17,901
Costs and expenses:
Cost of revenues	16,484	(5,354	)(1)	11,130
Research and development	2,900	(467)		2,433
Selling and marketing	15,574	(4,035	)(1)	11,539
General and administrative	18,195	(3,229	)(1)	14,966
Goodwill impairment and other charges	20,311	(17,984	)(1)	2,327

Total costs and expenses	73,464	(31,069)		42,395

Loss from operations	(42,548)	18,054		(24,494)
Interest income, net	1,007	(9	)(1)	998

Loss before minority interests	(41,541)	18,045		(23,496)
Minority interests	(444)	—		(444)

Net loss	$(41,985)	$18,045		$(23,940)

Net loss per share of common stock — basic and diluted	$(1.76)	$0.76		$(1.00)
Weighted average shares of common stock outstanding	23,822	23,822		23,822
The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Consolidated Financial Statements

ENDOCARE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION
YEAR ENDED DECEMBER 31, 2003
(In thousands, except per share data)

		Pro Forma
		Adjustments
	Historical	for Sale		Pro Forma
Total revenues	$30,497	$(10,893	)(1)	$19,604
Costs and expenses:
Cost of revenues	16,058	(4,567	)(1)	11,491
Research and development	1,257	(319)		938
Selling and marketing	18,866	(2,626	)(1)	16,240
General and administrative	28,323	(2,517	)(1)	25,806
Gain on divestitures, net	(8,631)	(1,348	)(1)	(9,979)

Total costs and expenses	55,873	(11,377)		44,496

Loss from operations	(25,376)	484		(24,892)
Interest income, net	548	—		548

Loss before minority interests	(24,828)	484		(24,344)
Minority interests	(619)	—		(619)

Net loss	$(25,447)	$484		$(24,963)

Net loss per share of common stock — basic and diluted	$(1.05)	$0.02		$(1.03)
Weighted average shares of common stock outstanding	24,162	24,162		24,162
The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Consolidated Financial Statements

ENDOCARE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION
YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share data)

		Pro Forma
		Adjustments
	Historical	for Sale		Pro Forma
Total revenues	$32,685	$(8,504	)(1)	$24,181
Costs and expenses:
Cost of revenues	16,916	(3,331	)(1)	13,585
Research and development	1,608	—		1,608
Selling and marketing	17,158	(3,340	)(1)	13,818
General and administrative	17,803	(1,639	)(1)	16,164
Goodwill impairment and other charges	15,810	(5,910	)(1)	9,900
Loss on divestitures, net	711	—		711

Total costs and expenses	70,006	(14,220)		55,786

Loss from operations	(37,321)	5,716		(31,605)
Interest income, net	286	—	(2)	286

Loss before minority interests	(37,035)	5,716		(31,319)
Minority interests	(584)	—		(584)

Net loss	$(37,619)	$5,716		$(31,903)

Net loss per share of common stock — basic and diluted	$(1.55)	$0.24		$(1.31)
Weighted average shares of common stock outstanding	24,263	24,263		24,263
The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Consolidated Financial Statements

ENDOCARE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION
NINE MONTHS ENDED SEPTEMBER 30, 2005
(In thousands, except per share data)

		Pro Forma
		Adjustments
	Historical	for Sale		Pro Forma
Total revenues	$27,670	$(6,876	)(3)	$20,794
Costs and expenses:
Cost of revenues	14,218	(2,300	)(3)	11,918
Research and development	1,346	—		1,346
Selling and marketing	12,294	(2,485	)(3)	9,809
General and administrative	11,804	(1,334	)(3)	10,470
Goodwill impairment and other charges	(583)	609	(4)	26

Total costs and expenses	39,079	(5,510)		33,569

Loss from operations	(11,409)	(1,366)		(12,775)
Interest expense, net	(182)	—	(5)	(182)

Net loss	$(11,591)	$(1,366)		$(12,957)

Net loss per share of common stock — basic and diluted	$(0.40)	$(0.05)		$(0.45)
Weighted average shares of common stock outstanding	28,975	28,975		28,975
The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Consolidated Financial Statements

ENDOCARE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
AS OF SEPTEMBER 30, 2005
(In thousands)

		Pro Forma
		Adjustments
	Historical	for Sale		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$11,127	$6,916	(6)	$18,043
Accounts receivable, net	4,088	(732	)(7)	3,356
Inventories	3,125	(330	)(7)	2,795
Prepaid expenses and other current assets	1,381	—		1,381

Total current assets	19,721	5,854		25,575
Property, plant and equipment, net	1,914	(125	)(7)	1,789
Goodwill	4,552	(4,552	)(7)	—
Intangibles, net	8,098	(3,796	)(7)	4,302
Investments and other assets	1,042	1,360	(8)	2,402

Total assets	$35,327	$(1,259)		$34,068

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,860	$(135	)(7)	$2,725
Accrued compensation	3,557	(368	)(7)	3,189
Other accrued liabilities	7,727	(497	)(9)	7,230

Total current liabilities	14,144	(1,000)		13,144
Common stock warrants	6,305	—		6,305

Total liabilities	20,449	(1,000)		19,449

Stockholders’ Equity:
Common stock	30	—		30
Additional paid-in capital	178,439	—		178,439
Accumulated deficit	(163,591)	(259	)(10)	(163,850)

Total stockholders’ equity	14,878	(259)		14,619

Total liabilities and stockholders’ equity	$35,327	$(1,259)		$34,068

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
The Unaudited Pro Forma Condensed Consolidated Statements of Operations Information for the years ended December 31, 2004, 2003 and 2002 and the nine months ended September 30, 2005 give effect to the above transaction as if it had occurred as of January 1, 2002. The Unaudited Pro Forma Condensed Consolidated Balance Sheet Information as of September 30, 2005 gives effect to the transaction as if it had been completed as of September 30, 2005. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.
Under the sale agreement, Endocare retained certain assets and liabilities of Timm Medical, including Timm Medical’s interest in its wholly-owned subsidiary, Urohealth BV, certain tax obligations and note receivable from SRS Medical Corp. which arose from the sale of a Timm Medical product line. Collections on the note, if any, are reported as interest income in the period received. The intercompany advances payable to Timm Medical by Endocare in the amount of $7.2 million as of September 30, 2005 was canceled. Since these assets and liabilities were retained by Endocare they were not included in the pro-forma adjustments.
(1) Represents the elimination of the results of operations of Timm Medical for the years ended December 31, 2002, 2003 and 2004.
(2) Collections on the SRS note totaled $170,000 for the year ended December 31, 2004.
(3) Represents the elimination of the results of operations of Timm Medical for the nine months ended September 30, 2005.
(4) Reflects the elimination of $0.6 million in income during the nine months ended September 30, 2005 as a result of the reversal of a 2004 charge for estimated costs to sell Timm Medical.
(5) Collections on the SRS note totaled $209,000 for the nine months ended September 30, 2005.
(6) Reflects the pro forma change in cash and cash equivalents resulting from the transaction as follows:

Receipt of cash sale proceeds, net of estimated expenses	$7,470,000
Elimination of Timm Medical cash and cash equivalents	(554,000)

$6,916,000

(7) Reflects the removal of Timm Medical’s assets and liabilities sold.
(8) Reflects the pro forma change in investments and other assets resulting from the transaction as follows:

Note receivable received as sales proceeds	$1,425,000
Elimination of Timm Medical investments and other assets	(65,000)

$1,360,000

(9) Reflects the pro forma change in other accrued liabilities resulting from the transaction as follows:

Endocare assumption of liability for Timm Medical delinquent state and local tax obligations	$1,083,000
Elimination of Timm Medical other accrued liabilities	(1,580,000)

$497,000

(10) Reflects the pro forma loss on the sale of Timm Medical.